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
RATIO OF EARNINGS TO FIXED CHARGES                  EXHIBIT 12.01
(amounts in thousands)

                                                    Twelve Months
                                                    Ended 6/30/94

Pre-Tax Income From
 Continuing Operations                                 $31,719
                                                       -------
Fixed Charges:
  Interest Expense                                       8,765
  Amortization of Debt Expense                             118
  Imputed Interest From
   Capitalized Lease                                         -
                                                       -------
                                                         8,883
                                                       -------
Total Earnings Plus Fixed Charges                      $40,602
                                                       =======
Total Fixed Charges                                    $ 8,883
                                                       =======
Ratio of Earnings to Fixed Charges                         4.6

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